EXHIBIT 10.4

BB&T CORPORATION

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

•	Effective April 27, 2004

•	Amended and Restated Effective as of January 1, 2005

TABLE OF CONTENTS

	ARTICLE I
1.01	Administrator	1
1.02	Affiliate	1
1.03	Agreement	1
1.04	Award	1
1.05	BB&T	1
1.06	Board	1
1.07	Code	1
1.08	Committee	1
1.09	Common Stock	2
1.10	Covered Employee	2
1.11	Director	2
1.12	Disability or Disabled	2
1.13	Displacement	2
1.14	Employee	2
1.15	Exchange Act	2
1.16	Fair Market Value	2
1.17	Freestanding SAR	2
1.18	Incentive Option	3
1.19	Independent Contractor	3
1.20	Nonqualified Option	3
1.21	Option	3
1.22	Participant	3
1.23	Performance Award	3
1.24	Performance Measures	3
1.25	Performance Share	3
1.26	Performance Unit	3
1.27	Phantom Stock Award	3
1.28	Plan	3
1.29	Related SAR	3
1.30	Restricted Award	4
1.31	Restricted Stock Award	4
1.32	Restricted Stock Unit	4
1.33	Retirement	4
1.34	SAR	4
1.35	Section 409A	4
1.36	Securities Act	4
1.37	Separation from Service	4
1.38	Specified Employee	4

(i)

	ARTICLE II PURPOSES	4

	ARTICLE III ADMINISTRATION

3.01	General	5
3.02	Authority of Administrator	5
3.03	Delegation of Authority	6

	ARTICLE IV PARTICIPATION

4.01	General	7
4.02	Grants; Award Agreements	7

	ARTICLE V SHARES SUBJECT TO PLAN AND AWARD LIMITATIONS

5.01	Shares Available for Awards	7
5.02	Shares Not Subject to Limitations	8
5.03	Adjustments	8

	ARTICLE VI OPTIONS

6.01	Grant of Options	9
6.02	Date of Grant	9
6.03	Option Price	9
6.04	Option Period; Exercise of Options	9
6.05	No Deferral Feature	10
6.06	Exercise of Options	10
6.07	Payment	10
6.08	Nontransferability	11
6.09	Disqualifying Dispositions	11

	ARTICLE VII STOCK APPRECIATION RIGHTS

7.01	Grant of SARs	11
7.02	Related SARs	11
7.03	Freestanding SARs	11
7.04	Date of Grant	12
7.05	No Deferral Feature	12
7.06	Exercise of SARs	12
7.07	Payment Upon Exercise	12
7.08	Nontransferability	12

	ARTICLE VIII RESTRICTED AWARDS

8.01	Grant of Restricted Awards	13
8.02	Vesting of Restricted Awards	13
8.03	Forfeiture of Restricted Awards	13
8.04	Shareholder Rights; Share Certificates	13

(ii)

8.05	Time and Form of Payment	13
8.06	Payments to Specified Employees	14
8.07	No Acceleration	14
8.08	Nontransferability	14

	ARTICLE IX PERFORMANCE AWARDS

9.01	Grant of Performance Awards	14
9.02	Performance Awards	15
9.03	Vesting of Performance Awards	15
9.04	Time and Form of Payment	15
9.05	Payments to Specified Employees	15
9.06	No Acceleration	15
9.07	Forfeiture of Performance Awards	15
9.08	Nontransferability	16

	ARTICLE X PHANTOM STOCK AWARDS

10.01	Grant of Phantom Stock Awards	16
10.02	Phantom Stock Award	16
10.03	Vesting of Phantom Stock Awards	16
10.04	Amount of Payment	16
10.05	Time and Form of Payment	16
10.06	Payments to Specified Employees	16
10.07	No Acceleration	17
10.08	Nontransferability	17

	ARTICLE XI DIVIDENDS AND DIVIDEND EQUIVALENTS	17

	ARTICLE XII EFFECT OF TERMINATION	17

	ARTICLE XIII COMPLIANCE WITH LAWS; RESTRICTIONS ON AWARDS AND SHARES	17

	ARTICLE XIV AMENDMENT AND TERMINATION OF THE PLAN

14.01	General	18
14.02	Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events	18
14.03	Cash Settlement	18

	ARTICLE XV EFFECTIVE DATE; TERM	19

(iii)

	ARTICLE XVI GENERAL PROVISIONS

16.01	Shareholder Rights	19
16.02	Withholding	19
16.03	Section 16(b) Compliance	20
16.04	Code Section 162(m) Performance-Based Compensation	20
16.05	Section 409 A	21
16.06	No Right or Obligation of Continued Employment or Service	21
16.07	Unfunded Plan; No Effect on Other Plans	21
16.08	Applicable Law	22
16.09	Deferrals	22
16.10	Beneficiary Designation	22
16.11	Gender and Number	22
16.12	Severability	22
16.13	Rules of Construction	22
16.14	Successors and Assigns	23

(iv)

BB&T CORPORATION

AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

ARTICLE I

DEFINITIONS

In addition to other terms defined herein, the following terms shall have the meanings given below:

1.01 Administrator shall mean the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

1.02 Affiliate means any employer with which BB&T would be considered a single employer under Section 414(b) and (c) of the Code, applied using 50% as the percentage of ownership required under such Code sections; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws.

1.03 Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion and which includes, as permitted under Section 409A, any amendment or supplement thereto) between BB&T and a Participant specifying the terms, conditions, and restrictions of an Award granted to the Participant in accordance with the Plan. An Agreement may also state such other terms, conditions, and restrictions, including but not limited to terms, conditions, and restrictions applicable to shares subject to an Award, as may be established by the Administrator in accordance with the Plan.

1.04 Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option), a Stock Appreciation Right (including a Related SAR or a Freestanding SAR), a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award), a Performance Award (including a Performance Share Award or a Performance Unit Award), a Phantom Stock Award, or any other award granted under the Plan.

1.05 BB&T means BB&T Corporation, a North Carolina corporation, or any successor thereto.

1.06 Board means the Board of Directors of BB&T.

1.07 Code means the Internal Revenue Code of 1986, as amended.

1.08 Committee means the Compensation Committee of the Board appointed to administer the Plan.

1.09 Common Stock means the common stock of BB&T Corporation, $5.00 par value.

1.10 Covered Employee shall have the meaning given the term in Section 162(m) of the Code and related regulations.

1.11 Director means a member of the Board of Directors of BB&T or an Affiliate.

1.12 Disability or Disabled means:

(i) If the Participant is not covered under a disability insurance program of the Company or an Affiliate, a Participant shall be deemed to be Disabled if such Participant is determined to be totally disabled by the United States Social Security Administration and incurs a Separation from Service; or

(ii) If the Participant is covered by a disability insurance program of the Company or an Affiliate, that the Participant incurs a Separation from Service.

1.13 Displacement shall have the meaning ascribed to the term in any employment agreement, consulting agreement, or other similar agreement, if any, to which the Participant is a party; provided that any reference to “termination of employment” or “termination of service” or “severance” shall mean a Separation from Service as defined herein; or, if no such agreement applies, “displacement” shall mean the Participant’s Separation from Service due to the elimination of the Participant’s job or position without fault on the part of the Participant (as determined by the Administrator).

1.14 Employee means any person who is an employee of BB&T or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of BB&T or any Affiliate for purposes of Treas. Reg. Section 1.421- l(h) (or any successor provision related thereto).

1.15 Exchange Act means the Securities Exchange Act of 1934, as amended.

1.16 Fair Market Value per share of the Common Stock shall be, to the extent applicable to an Award, the closing sales price per share on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date an Award is granted (provided, however, that for certain 2005 Awards as determined by the Administrator, and for all 2006 Awards, such closing sales price per share shall be on the nearest trading day preceding the date the Award is granted) or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing sales price information is available. In the absence of any such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith in accordance with Section 409 A.

1.17 Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Article VII.

1.18 Incentive Option means an Option that is designated by the Administrator as an Incentive Option and intended to meet the requirements of incentive stock options under Code Section 422 and related regulations.

1.19 Independent Contractor means an independent contractor, consultant, or advisor providing services to BB&T or an Affiliate.

1.20 Nonqualified Option means an Option that is not intended to qualify as an incentive stock option under Code Section 422 and related regulations.

1.21 Option means a stock option granted under Article VI.

1.22 Participant means an individual employed by, or providing services to, BB&T or an Affiliate who satisfies the requirements of Article IV and is selected by the Administrator to receive an Award under the Plan.

1.23 Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Article IX.

1.24 Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, such performance factors shall be limited to one or more of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation, and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure; (x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total shareholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created; (xxi) strategic business criteria; and (xxii) efficiency ratio(s). Such performance factors may include or exclude extraordinary items, as determined by the Administrator.

1.25 Performance Share means an Award granted under Article IX.

1.26 Performance Unit means an Award granted under Article IX.

1.27 Phantom Stock Award means an Award granted under Article X.

1.28 Plan means the BB&T Corporation Amended and Restated 2004 Stock Incentive Plan, as it may be hereafter amended and/or restated.

1.29 Related SAR means an SAR granted under Article VII that is granted in relation to a particular Option and that can be exercised only upon the surrender to BB&T, unexercised, of that portion of the Option to which the SAR relates.

1.30 Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Article VIII.

1.31 Restricted Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

1.32 Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Article VIII.

1.33 Retirement means that a Participant has incurred a Separation from Service on or after his earliest early retirement date established under a tax-qualified retirement plan maintained by BB&T or an Affiliate in which he participates.

1.34 SAR means a stock appreciation right granted under Article VII. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

1.35 Section 409A means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

1.36 Securities Act means the Securities Act of 1933, as amended.

1.37 Separation from Service means a termination of employment with BB&T and all Affiliates that is a “separation from service” within the meaning of Section 409A.

1.38 Specified Employee means a “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of BB&T.

ARTICLE II

PURPOSES

The Plan is intended to assist BB&T in recruiting and retaining Employees, Directors, and Independent Contractors of BB&T and its Affiliates with ability and initiative by enabling eligible individuals to contribute to and participate in BB&T’s future success and to associate their interests with those of BB&T and its shareholders. In furtherance of this purpose, the Plan authorizes the grant of Awards, including Options (including Incentive Options and Nonqualified Options), SARs (including Related SARs and Freestanding SARs), Restricted Awards (including Restricted Stock Awards and Restricted Stock Units), Performance Awards (including Performance Share Awards and Performance Unit Awards), and Phantom Stock Awards, to selected eligible individuals. The proceeds received by BB&T from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

3.01 General. The Plan shall be administered by the Board of BB&T or, upon its delegation, by the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b- 3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code or related regulations, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant Awards to Directors who are not Employees of BB&T or its Affiliates.

3.02 Authority of Administrator. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority:

(a) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions, and limitations of an Award;

(b) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan;

(c) to establish, amend, and rescind rules and regulations for the administration of the Plan; and

(d) to construe and interpret the Plan, Awards, and Agreements made under the Plan, to interpret rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive.

The Administrator shall also have authority, in its sole discretion (except to the extent precluded by Section 409A):

(i) to accelerate the date on which any Award which was not otherwise exercisable, vested, or earned shall become exercisable, vested, or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient;

(ii) to modify or extend the terms and conditions for exercise, vesting, or earning of an Award.

(iii) to specify in an Agreement that a Participant’s rights, payments, and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause; violation of BB&T or Affiliate policies; breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of BB&T or any Affiliate.

(iv) to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

In addition to action taken by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable for any action or determination made in good faith with respect to the Plan, an Award, or an Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in BB&T’s articles of incorporation or bylaws or pursuant to applicable law. All expenses of administering this Plan shall be borne by BB&T.

3.03 Delegation of Authority. Notwithstanding the other provisions of Article III, the Administrator may delegate to a subcommittee of the Committee or one or more senior executive officers of BB&T the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3.02 herein with respect to such Awards (subject to any restrictions imposed by applicable laws, rules, and regulations and such terms and conditions as may be established by the Administrator in accordance with the Plan); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of BB&T within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3.03 to a subcommittee of the Committee or to one or more senior executive officers of BB&T, references to the Administrator shall include references to such subcommittee or such senior executive officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules, and regulations. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

PARTICIPATION

4.01 General. An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee of BB&T or an Affiliate, (ii) a Director of BB&T or an Affiliate, or (iii) an independent contractor providing services to BB&T or an Affiliate.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Article IV herein, is an Employee of BB&T or an Affiliate and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of BB&T or an Affiliate. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of BB&T or an Affiliate may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period (as defined in Section 6.03 herein) does not exceed five (5) years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization, or other transaction involving BB&T or an Affiliate, the Administrator may grant Awards to non-employees upon such terms and conditions as it determines to be appropriate; provided that the recipient is otherwise eligible to receive the Award and the terms of the Award are consistent with the Plan and applicable laws, rules, and regulations (including, to the extent necessary, the federal securities laws registration provisions and Sections 409 A and 424(a) of the Code).

(d) The individual, being otherwise eligible under this Section 4.01, is selected by the Administrator as a Participant in the Plan.

4.02 Grants; Award Agreements. The Administrator will designate individuals to whom Awards are to be made and will specify the number of shares of Common Stock, if any, subject to each Award and the other terms and conditions of Awards. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such terms, conditions, and restrictions as may be determined by the Administrator, subject to the terms of the Plan.

ARTICLE V

SHARES SUBJECT TO PLAN AND AWARD LIMITATIONS

5.01 Shares Available for Awards. Subject to adjustments as provided in Section 5.03, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 35,000,000 (25,000,000 prior to April 24, 2007) shares of Common Stock. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. BB&T hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Notwithstanding any provision herein to the contrary, each of the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5.03:

(a) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 35,000,000 (25,000,000 prior to April 24, 2007) shares;

(b) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Restricted Awards shall be 15,000,000 (5,000,000 prior to April 24, 2007) shares;

(c) In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 500,000 shares of Common Stock;

(d) In any calendar year, no Participant may receive shares of Common Stock pursuant to the grant of any Awards made under the Plan for more than a total of 500,000 shares of Common Stock; and

(e) In any calendar year, no Participant may receive Awards under the Plan paid in cash having an aggregate dollar value in excess of $5,000,000.

(For purposes of Section 5.01(c) and (d), an Option and Related SAR shall be treated as a single Award.)

5.02 Shares Not Subject to Limitations. The following will not be applied to the share limitations of Section 5.01 above:

(a) Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards;

(b) Awards which are settled in cash rather than the issuance of shares;

(c) Any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares underlying the Award; and

(d) Any shares surrendered by a Participant or withheld by BB&T to pay the option or purchase price for an Award or used to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such option or purchase price or satisfies such tax withholding by either tendering previously owned shares or having BB&T withhold shares.

5.03 Adjustments. If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of BB&T affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to the terms of Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Notwithstanding the foregoing, unless the Administrator determines otherwise, the issuance by BB&T of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of BB&T convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

ARTICLE VI

OPTIONS

6.01 Grant of Options. Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of BB&T or an Affiliate. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

6.02 Date of Grant. References to the “date of grant,” “the date on which the Option is granted,” and the like shall mean the date the Administrator has fixed, for each Option, the identity of the Participant to receive an Option, the maximum number of shares subject to the Option, and the minimum Option Price of the Option; provided that there is no unreasonable delay in giving notice of the grant to the Participant.

6.03 Option Price. The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Administrator and stated in the Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than the Fair Market Value per share of the Common Stock on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of BB&T or an Affiliate, as provided in Section 4.01(b) herein); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock.

6.04 Option Period; Exercise of Options. The term of an Option (the “Option Period”) shall be determined by the Administrator at the time the Option is granted, shall be stated in the Agreement, and shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of BB&T or an Affiliate, as provided in Section 4.01 (b) herein). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

6.05 No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

6.06 Exercise of Options.

(a) The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan. An Option granted under this Plan that is exercisable may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or Related SAR.

(b) An Option that is exercisable may be exercised by giving written notice to BB&T in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The date of exercise shall be the date on which BB&T has received both the notice of exercise and payment of the purchase price (except as may be otherwise determined by the Administrator for option exercises made pursuant to Section 6.07(c)).

(c) To the extent required under Section 422 of the Code, in no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by BB&T or Affiliate with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000.

6.07 Payment. Unless an Agreement provides otherwise, payment upon exercise of an Option shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules, and regulations, payment may also be made:

(a) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period determined by the Administrator and otherwise acceptable to the Administrator;

(b) By shares of Common Stock withheld upon exercise;

(c) By delivery of written notice of exercise to BB&T and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to BB&T the amount of sale or loan proceeds to pay the Option Price;

(d) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(e) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator.

6.08 Nontransferability. Incentive Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) except by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Section 422 of the Code and related regulations and as specified in the Agreement. Nonqualified Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in its sole discretion (in accordance with applicable law, including the Code and registration provisions of the Securities Act) as specified in the Agreement. Except as may be permitted by the preceding sentence with respect to the transfer of Nonqualified Options, (i) during the lifetime of a Participant to whom an Option is granted, the Option may be exercised only by the Participant; and (ii) no right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant. The designation of a beneficiary in accordance with Section 16.10 shall not constitute a transfer.

6.09 Disqualifying Dispositions. If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify BB&T in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01 Grant of SARs. Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to Participants, in such numbers, upon such terms, and at such times as the Administrator shall determine. SARs may be granted with respect to all or a portion of the shares of Common Stock subject to an Option (a “Related SAR”) or may be granted separately and independently of an Option (a “Freestanding SAR”). The base price per share of an SAR shall never be less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted.

7.02 Related SARs. A Related SAR shall be granted concurrently with the grant of the related Option. Related SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, and in no event after the complete termination or full exercise of the related Option. Upon the exercise of a Related SAR, the Option shall be canceled to the extent of the number of shares as to which the Related SAR is exercised, and upon the exercise of a related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the related Option is exercised or surrendered.

7.03 Freestanding SARs. An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

7.04 Date of Grant. References to the “date of grant,” “the date on which the SAR is granted,” and the like shall mean the date the Administrator has fixed, for each SAR, the identity of the Participant to receive a SAR, the maximum number of shares subject to the SAR, and the minimum base price of the SAR; provided that there is no unreasonable delay in giving notice of the grant to the Participant.

7.05 No Deferral Feature. No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the SAR.

7.06 Exercise of SARs.

(a) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(b) SARs may be exercised by giving written notice to BB&T in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise in the Agreement, the date of exercise of an SAR shall mean the date on which BB&T shall have received proper notice from the Participant of the exercise of such SAR.

7.07 Payment Upon Exercise. Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from BB&T in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Such consideration shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or a combination of cash and shares of Common Stock, as determined by the Administrator. Cash payments shall be made within 15 business days of exercise; provided that if such 15-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Shares shall be issued in accordance with Section 16.01. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the Participant will receive cash in lieu of fractional shares.

7.08 Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code (i) SARs shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with Section 16.10 shall not constitute a transfer.

ARTICLE VIII

RESTRICTED AWARDS

8.01 Grant of Restricted Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Awards to Participants in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest or be earned (in whole or in part) and no longer subject to forfeiture. The Administrator shall determine the nature, length, and starting date of the period during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Award, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Displacement, Disability, death, or any combination of such conditions. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1.24 herein).

8.02 Vesting of Restricted Awards. Subject to the terms of the Plan and Section 409A, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested or have been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

8.03 Forfeiture of Restricted Awards. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

8.04 Shareholder Rights; Share Certificates. The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares subject to a Restricted Stock Award which has not vested or has not been earned. The Administrator shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Stock Award and to require the Participant to deliver to BB&T a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Award vests or is forfeited.

8.05 Time and Form of Payment. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and in the discretion of the Administrator. Subject to Section 8.06, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Restricted Stock Units shall be made in a lump sum within 90 calendar days of the end of the Restriction Period; provided that if such 90-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment; and issuance of shares shall be made in accordance with Section 16.01.

8.06 Payments to Specified Employees. Notwithstanding anything to the contrary in Section 8.05 or Section 16.01, Restricted Stock Units payable upon a Separation from Service of a Specified Employee during the 6-month period following such Separation from Service, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the 30-day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

8.07 No Acceleration. Except as permitted under Section 409 A, no acceleration of the time or form of payment of a Restricted Award shall be permitted.

8.08 Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Restricted Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, and (ii) shares of Common Stock subject to a Restricted Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until all restrictions related to the Award have lapsed and all conditions to vesting have been met. The designation of a beneficiary in accordance with Section 16.10 shall not constitute a transfer.

ARTICLE IX

PERFORMANCE AWARDS

9.01 Grant of Performance Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals in such amounts, upon such terms and conditions and at such times as the Administrator shall determine. Subject to Section 5.01, above, the Administrator shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length, and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Subject to Section 1.24 herein, the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

9.02 Performance Awards. Performance Awards may be in the form of Performance Shares and/or Performance Units. As specified in an Agreement, (i) an Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof, which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock; and (ii) an Award of a Performance Unit is a grant of a right to receive shares of Common Stock or cash value thereof, or a combination thereof, which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant.

9.03 Vesting of Performance Awards. Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.

9.04 Time and Form of Payment. Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Subject to Section 9.05, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Performance Awards shall be made in a lump sum within 90 calendar days of the end of the Performance Period; provided that if such 90-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment; and any issuance of shares shall be made in accordance with Section 16.01.

9.05 Payments to Specified Employees. Notwithstanding anything to the contrary in Section 9.04 or Section 16.01, Performance Awards payable upon a Separation from Service of a Specified Employee during the 6-month period following such Separation from Service, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the 30-day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

9.06 No Acceleration. Except as permitted under Section 409A, no acceleration of the time or form of payment of a Performance Award shall be permitted.

9.07 Forfeiture of Performance Awards. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination of employment or service and the Participant shall have no further rights with respect thereto.

9.08 Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, and (ii) shares of Common Stock subject to a Performance Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Performance Period has expired and all conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 16.10 shall not constitute a transfer.

ARTICLE X

PHANTOM STOCK AWARDS

10.01 Grant of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to Participants, in such numbers, upon such terms and at such times as the Administrator shall determine.

10.02 Phantom Stock Award. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

10.03 Vesting of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

10.04 Amount of Payment. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested. The Administrator may, however, establish a limitation on the amount payable in respect of each share of Phantom Stock.

10.05 Time and Form of Payment. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock (or in a combination thereof) valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates) set forth in the Agreement. Subject to Section 10.06, payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator in the Agreement in accordance with Section 409A.

10.06 Payments to Specified Employees. Notwithstanding anything to the contrary in Section 10.05 or Section 16.01, Phantom Stock Awards payable upon a Separation from Service of a Specified Employee during the 6-month period following such Separation from Service, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the 30-day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

10.07 No Acceleration. Except as permitted under Section 409 A, no acceleration of the time or form of payment of a Phantom Stock Award shall be permitted.

10.08 Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will or the laws of intestate succession, (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative, and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 16.10 shall not constitute a transfer.

ARTICLE XI

DIVIDENDS AND DIVIDEND EQUIVALENTS

Except with regard to Options and SARs, the Administrator may, in its sole discretion, provide that Awards granted under the Plan earn dividends or dividend equivalents. No dividends or dividend equivalents shall be granted with respect to Option or SARs. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.

ARTICLE XII

EFFECT OF TERMINATION

The Administrator shall determine the extent, if any, to which a Participant shall have any rights with respect to an Award (including but not limited to the right to exercise all or part of an Option or SAR or for all or part of a Restricted Award, Performance Award, or Phantom Stock Award to vest or be earned) following the Participant’s Separation from Service with BB&T or an Affiliate. Such provisions will be determined in the sole discretion of the Administrator, shall be included in the Agreement relating to such Award, need not be uniform among all Awards issued under the Plan, and may reflect distinctions based on the reasons for Separation from Service. The Administrator also may decide, in accordance with Section 409A, to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed Separations from Service.

ARTICLE XIII

COMPLIANCE WITH LAWS; RESTRICTIONS ON AWARDS AND SHARES

BB&T may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, BB&T shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the Securities Act). BB&T may cause a restrictive legend to be placed on any certificate for shares issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

ARTICLE XIV

AMENDMENT AND TERMINATION OF THE PLAN

14.01 General.

(a) The Plan may be amended, altered, or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of BB&T shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule, or regulation; and (ii) except for adjustments made pursuant to Section 5.03, the Option Price for any outstanding Option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option or SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, without shareholder approval of any such action.

(b) Subject to Section 409A, the Administrator may amend, alter, or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration, or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

14.02 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator shall have authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

14.03 Cash Settlement. Notwithstanding any provision of the Plan, an Award or an Agreement to the contrary, the Administrator may cause any Award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Award; provided that the Administrator shall consider the effect of Section 409A.

ARTICLE XV

EFFECTIVE DATE; TERM

The original effective date of the Plan is April 27, 2004. No Awards will be granted after April 26, 2014. Awards which are outstanding on April 26, 2014 (or such earlier termination date as may be established by the Board pursuant to Section 14.01 herein) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Agreement. The effective date of the Plan, as amended and restated for Section 409 A, is January 1, 2005.

ARTICLE XVI

GENERAL PROVISIONS

16.01 Shareholder Rights. Except as otherwise determined by the Administrator (and subject to the provisions of Section 8.04 regarding Restricted Awards), a Participant and his legal representative, legatees, or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the purchase price (except as may otherwise be determined by BB&T in the event of payment of the Option Price pursuant to Section 6.07(c) herein); provided that such certificate(s) for shares shall be issued within 30 business days of notice of exercise (and if such 30-day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of issuance). Except as otherwise provided in Section 8.04 regarding Restricted Stock Awards or in an Agreement in accordance with Section 409A, a certificate or certificates for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, or Phantom Stock Award shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested; provided that such certificate(s) for shares shall be issued within the time required for payment pursuant to Sections 8.05, 8.06, 9.04, 9.05, 10.05, and 10.06.

16.02 Withholding. BB&T shall withhold all required local, state, federal, foreign, and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, BB&T shall require any recipient of an Award to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign, or other income tax obligations relating to such an Award, by electing (the “election”) to have BB&T withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16.03 Section 16(b) Compliance. To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of BB&T that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b- 3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

16.04 Code Section 162(m) Performance-Based Compensation.

(a) To the extent to which Section 162(m) of the Code is applicable, BB&T intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) and related regulations shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(b) If the Administrator reasonably anticipates that the deduction with respect to a payment would not be permitted solely due to the application of Section 162(m) of the Code, the Administrator may defer that amount of the payment to the extent deemed necessary to ensure deductibility; provided, however, that (i) the deduction limitation of Section 162(m) of the Code shall be applied to all payments to similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made by the earliest of (x) during BB&T’s (or the Affiliate’s) first taxable year in which BB&T (or the Affiliate) reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) of the Code or (y) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the taxable year of BB&T (or the Affiliate) in which the Participant incurs a Separation from Service or the 15th day of the third month following the Participant’s Separation from Service; (iii) where any payment to a particular Participant is delayed because of Section 162(m), the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to such Participant that could be delayed are also delayed; (iv) where a payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service for purposes of the Section 409A 6- month delay for Specified Employees; and (v) no election may be provided to a Participant with respect to the timing of payment hereunder.

16.05 Section 409A. To the extent applicable, BB&T intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for BB&T to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to this Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee, and payments that are nonqualified deferred compensation cannot commence until the lapse of 6 months after a Separation from Service, then any such payments that are required to be paid during such 6-month period in a single lump sum shall be made on the date that is within the 30-day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). Furthermore, the first 6 months of any such payments of nonqualified deferred compensation that are required to be paid in installments shall be paid within the 30-day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Agreement. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither BB&T, any Affiliate, the Board, the Committee, Administrator, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.

16.06 No Right or Obligation of Continued Employment or Service. Neither the Plan, the grant of an Award, nor any other action related to the Plan shall confer upon any individual any right to continue in the service of BB&T or an Affiliate as an Employee, Director, or Independent Contractor or affect in any way with the right of BB&T or an Affiliate to terminate an individual’s employment or service at any time.

16.07 Unfunded Plan; No Effect on Other Plans.

(a) The Plan shall be unfunded, and BB&T shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between BB&T or any Affiliate and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of BB&T or any Affiliate, including, without limitation, any specific funds, assets, or other property which BB&T or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of BB&T or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(b) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance, or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for BB&T or any Affiliate, nor shall the Plan preclude BB&T from establishing any other forms of stock incentive or other compensation for employees or service providers of BB&T or any Affiliate.

16.08 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable United States federal laws.

16.09 Deferrals. The Administrator may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.

16.10 Beneficiary Designation. The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

16.11 Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

16.12 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.13 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

16.14 Successors and Assigns. The Plan shall be binding upon BB&T, its successors and assigns, and Participants, their executors, administrators, permitted transferees, and beneficiaries.

REST OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this BB&T Corporation Amended and Restated 2004 Stock Incentive Plan, is, by the authority of the Board of Directors of BB&T, executed on behalf of BB&T, the 23rd day of October, 2007.

BB&T Corporation

By:	/s/ Kelly S. King
Name:	Kelly S. King
Title:	Chief Operating Officer

ATTEST:

By:	/s/ M. Patricia Oliver
Name:	M. Patricia Oliver
Title:	Secretary

[Corporate Seal]